Exhibit (h)(2)(iv)

Exhibit A

Form of

Schedule to Administration Agreement

as of June     , 2004

	Fee Rate:
	Institutional and Administrative Classes			Classes A, B & C
Fund	Core Expenses*	Other	Total	Core Expenses*	Other	Total**
PIMCO CCM Capital Appreciation	0.10	0.15	0.25	0.10	0.30	0.40
PIMCO CCM Mid-Cap	0.10	0.15	0.25	0.10	0.30	0.40
PIMCO CCM Emerging Companies	0.10	0.15	0.25	n/a	n/a	n/a
PIMCO PEA Renaissance	0.10	0.15	0.25	0.10	0.30	0.40
PIMCO PEA Growth	0.10	0.15	0.25	0.10	0.30	0.40
PIMCO PEA Target	0.10	0.15	0.25	0.10	0.30	0.40
PIMCO PEA Opportunity	0.10	0.15	0.25	0.10	0.30	0.40
PIMCO PEA Innovation	0.10	0.15	0.25	0.10	0.30	0.40
PIMCO PEA Value	0.10	0.15	0.25	0.10	0.30	0.40
PIMCO NFJ Small-Cap Value	0.10	0.15	0.25	0.10	0.30	0.40
PIMCO CCM Focused Growth (formerly CCM Mega-Cap)***	0.10	0.15	0.25	n/a	n/a	n/a
PIMCO NFJ Dividend Value (formerly NFJ Equity Income)	0.10	0.15	0.25	0.10	0.40	0.50
PIMCO NFJ Large-Cap Value (formerly NFJ Basic Value)	0.10	0.15	0.25	0.10	0.40	0.50
PIMCO PEA Growth & Income	0.10	0.15	0.25	0.10	0.40	0.50
PIMCO Asset Allocation	0.05	0.05	0.10	0.10	0.30	0.40
PIMCO RCM Large-Cap Growth	0.10	0.20	0.30	0.10	0.40	0.50
PIMCO RCM Tax-Managed Growth	0.10	0.20	0.30	0.10	0.40	0.50
PIMCO RCM Mid-Cap	0.10	0.20	0.30	0.10	0.40	0.50
PIMCO RCM Biotechnology	n/a	n/a	n/a	0.10	0.35	0.45
PIMCO RCM Global Small-Cap	0.15	0.25	0.40	0.15	0.45	0.60
PIMCO RCM Global Technology	0.15	0.25	0.40	0.15	0.40	0.55
PIMCO RCM Global Healthcare	n/a	n/a	n/a	0.15	0.40	0.55
PIMCO RCM International Growth Equity	0.15	0.35	0.50	0.15	0.55	0.70
PIMCO RCM Europe***	0.15	0.35	0.50	n/a	n/a	n/a
PIMCO NACM Global	0.15	0.25	0.40	0.15	0.45	0.60
PIMCO NACM Growth	0.10	0.20	0.30	0.10	0.40	0.50
PIMCO NACM International	0.15	0.35	0.50	0.15	0.55	0.70
PIMCO NACM International Core***	0.15	0.25	0.40	0.15	0.45	0.60
PIMCO NACM Flex-Cap Value	0.10	0.20	0.30	0.10	0.40	0.50
PIMCO NACM Pacific Rim	0.15	0.35	0.50	0.15	0.55	0.70
PIMCO NACM Value	0.10	0.20	0.30	0.10	0.40	0.50
PIMCO NFJ International Value	0.15	0.25	0.40	n/a	n/a	n/a
PIMCO RCM Global Resources ***	0.15	0.25	0.40	n/a	n/a	n/a
PIMCO RCM Global Financial Services ***	0.15	0.25	0.40	n/a	n/a	n/a

*	Core Expenses include custody, portfolio accounting and tax preparation expenses.
**	The Total fee rate for Class A, B and C shares shall be reduced by 0.05% per annum on a Fund’s average daily net assets attributable in the aggregate to Class A, B and C shares in excess of $2.5 billion. For example, Class A, B and C shares of PIMCO CCM Capital Appreciation Fund shall pay an annual fee rate of 0.40% on the Fund’s first $2.5 billion of average daily net assets attributable in the aggregate to Class A, B and C shares, and 0.35% on such assets in excess of $2.5 billion.
***	These Funds currently only offer Institutional Class shares.

Class D Shares

Fund	Core Expenses*	Other	Total
PIMCO NFJ Large-Cap Value (formerly NFJ Basic Value)	0.10	0.65	0.75
PIMCO CCM Capital Appreciation	0.10	0.55	0.65
PIMCO CCM Mid-Cap	0.10	0.55	0.65
PIMCO PEA Renaissance	0.10	0.55	0.65
PIMCO PEA Growth	0.10	0.55	0.65
PIMCO PEA Innovation	0.10	0.55	0.65
PIMCO PEA Value	0.10	0.55	0.65
PIMCO NFJ Dividend Value (formerly NFJ Equity Income)	0.10	0.65	0.75
PIMCO PEA Opportunity	0.10	0.55	0.65
PIMCO NFJ Small-Cap Value	0.10	0.55	0.65
PIMCO PEA Target	0.10	0.55	0.65
PIMCO PEA Growth & Income	0.10	0.65	0.75
PIMCO RCM Large-Cap Growth	0.10	0.65	0.75
PIMCO RCM Tax-Managed Growth	0.10	0.65	0.75
PIMCO RCM Mid-Cap	0.10	0.65	0.75
PIMCO RCM Biotechnology	0.10	0.60	0.70
PIMCO RCM Global Small-Cap	0.15	0.70	0.85
PIMCO RCM Global Technology	0.15	0.65	0.80
PIMCO RCM Global Healthcare	0.15	0.65	0.80
PIMCO RCM International Growth Equity	0.15	0.80	0.95
PIMCO NACM Global	0.15	0.70	0.85
PIMCO NACM Growth	0.10	0.65	0.75
PIMCO NACM International	0.15	0.80	0.95
PIMCO NACM Flex-Cap Value	0.10	0.65	0.75
PIMCO NACM Pacific Rim	0.15	0.80	0.95
PIMCO NACM Value	0.10	0.65	0.75
PIMCO NACM International Core	0.15	0.45	0.60

*	Core Expenses include custody, portfolio accounting and tax preparation expenses.

Class R Shares

Fund	Core Expenses*	Other	Total
PIMCO CCM Capital Appreciation	0.10	0.40	0.50
PIMCO CCM Mid-Cap	0.10	0.40	0.50
PIMCO NACM Global Fund	0.15	0.45	0.60
PIMCO NACM International Fund	0.15	0.55	0.70
PIMCO NFJ Dividend Value (formerly NFJ Equity Income)	0.10	0.40	0.50
PIMCO NFJ Small-Cap Value	0.10	0.40	0.50
PIMCO PEA Growth & Income	0.10	0.40	0.50
PIMCO PEA Growth	0.10	0.40	0.50
PIMCO PEA Renaissance	0.10	0.40	0.50
PIMCO PEA Value	0.10	0.40	0.50
PIMCO RCM Large-Cap Growth	0.10	0.40	0.50
PIMCO RCM Mid-Cap	0.10	0.40	0.50
PIMCO NACM International Core	0.15	0.45	0.60

*	Core Expenses include custody, portfolio accounting and tax preparation expenses.

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IN WITNESS WHEREOF, the parties hereto have caused this Schedule to Administration Agreement to be executed by their officers designated below on this              day of June, 2004.

PIMCO FUNDS: MULTI-MANAGER SERIES

By:
Name: Newton B. Schott, Jr.
Title: President, Chief Executive Officer and Secretary

PA FUND MANAGEMENT LLC

By:
Name:
Title: